Exhibit 4




                 FIRST AMENDMENT
          Dated as of November 13, 1995
                        to
      AMENDED AND RESTATED CREDIT AGREEMENT
           Dated as of November 25, 1994

          THIS FIRST AMENDMENT ("Amendment") dated as of
November 13, 1995 is entered into by and among Harnischfeger Industries, Inc. (the "Borrower"), the "Lenders" party to the Credit Agreement referred to below and Chemical Bank, as agent for the Lenders (the "Agent").

              PRELIMINARY STATEMENTS:
          A.   The Borrower, the Lenders and the
Agent are parties to that certain Amended and Restated Credit Agreement dated as of November
25,1994 (the "Credit Agreement"). Terms used herein, unless otherwise defined herein, shall have the meanings set forth in the Credit
Agreement; and

          B.   The Borrower, the Lenders and the
Agent wish to amend certain provisions of the Credit Agreement on the terms and conditions hereinafter set forth.

          NOW, THEREFORE, for good and valuable
consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          SECTION 1. Amendments to the Credit
                     ------------------------
Agreement.  The Credit Agreement is, effective the
---------
date hereof subject to the satisfaction of the
conditions precedent set forth in Section 2 below,
                                 ---------
hereby amended as follows:

          1.1   The defined term "Scheduled
                                  ---------
Expiration Date" contained in Section 1.01 of the
---------------               ------------
Credit Agreement is amended to change the date set forth therein from November 17, 1998 to November
17, 2000.

          1.2  Section 2.02 of the Credit
               ------------
Agreement is amended to delete subsection (f) thereof in its entirety.

          1.3  Section 5.02 of the Credit
               ------------
Agreement is amended to delete clause (vii) of subsection (f) thereof and to substitute the following therefor:

   (vii) Liens (A) in connection with asset based financing arranged by any captive finance Subsidiary; (B) securing letters of credit obtained in the ordinary course of business by any foreign
          Subsidiary so long as such Liens cover
          only properties of such foreign
          Subsidiary; or (C) on any deposit,
          investment or other

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depository account of a foreign Subsidiary to
secure Indebtedness of one or more other foreign
Subsidiaries; provided, that the sum of the
              --------
obligations secured by Liens described in sub-clauses
(A), (B) and (C) above shall not exceed
$130,000,000 or 20% of Consolidated Net Worth, whichever is greater.

          SECTION 2. Conditions Precedent.  The
                     --------------------
Amendment shall become effective and be deemed effective as of the date first above written upon receipt by the Agent of counterparts of this Amendment, executed by the Borrower, each of the Lenders and the Agent.

          SECTION 3. Representations and
                     -------------------
Warranties of the Borrower.
--------------------------
          3.1   Upon the effectiveness of this
Amendment, the Borrower hereby reaffirms the representations and warranties of the Borrower contained in Section 4.01 (other than representations and warranties which expressly speak only as of a different date) in the Credit
Agreement to the extent the same are not modified hereby and agrees that all such representations and warranties shall be true and complete in all material respects on and as of the effective date of this Amendment.

          3.2  The Borrower hereby represents and
warrants that this Amendment constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms (except to the extent limited by bankruptcy, reorganization, insolvency, moratorium and other similar laws of general application relating to or affecting the enforcement of creditors' rights generally or by general equitable principles).

          SECTION 4. Reference to and Effect on
                     --------------------------
the Credit Agreement.
--------------------

          4.1   Upon the effectiveness of this
Amendment, each reference in the Credit Agreement to "this Agreement","hereunder", "hereof",
"herein", "hereby" or words of like import shall mean and be a reference to the Credit Agreement as modified hereby, and each reference to the Credit
Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as modified hereby.

          4.2  The execution, delivery and
effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or Agent under the Credit Agreement, the Notes or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.

SECTION 5. Execution in Counterparts.  This
           -------------------------
Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

          SECTION 6. Headings.  Section headings
                     --------
in this Amendment are included herein for convenience or reference only and shall not constitute a part of this Amendment for any other purpose.

          SECTION 7. GOVERNING LAW. THIS AMENDMENT
SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE
WITH, THE LAW OF THE STATE OF NEW YORK.

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   IN WITNESS WHEREOF, the parties hereto have
caused this Amendment to be executed by their respective officers thereto duly authorized as of the date first written above.


               HARNISCHFEGER INDUSTRIES, INC.,
                as the Borrower


               By:       /s/ Ian Lambert
                         ---------------------
                         Name:  Ian Lambert
                         Title: Vice President and
                                Treasurer

               CHEMICAL BANK,
                as Agent and as Lender

               By:       /s/ Lisa D. Benitez
                         -----------------------
                         Name: Lisa D. Benitez
                         Title: Vice-President


               THE FIRST NATIONAL BANK OF CHICAGO,
                     as a Lender

               By:       /s/ Deborah E. Stevens
                         -----------------------
                         Name: Deborah E. Stevens
                         Title: Authorized Agent


               ROYAL BANK OF CANADA,
               as a Lender

               By:       /s/ Gordon MacArthur
                         -----------------------
                         Name: Gordon MacArthur
                         Title: Manager